UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2019
Data I/O Corporation
(Exact name of registrant as specified in its charter)

Washington	0-10394	91-0864123
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6645 185th Ave. N.E., Suite 100, Redmond, WA 98052
(Address of principal executive offices, including zip code)

(425) 881-6444
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	DAIO	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company                                                               □

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act                                                                                                                                    □

Items reported in this filing:

Item 2.02 Results of Operation and Financial Condition

Item 9.01 Financial Statements and Exhibits

Item 2.02 Results of Operation and Financial Condition

A press release announcing second quarter 2019 results was made August 1, 2019 and a copy of the release is being furnished as Exhibit 99.0 in this current report.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description
99.0	Press Release: Data I/O Reports Second Quarter 2019 Results

 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Data I/O Corporation

August 1, 2019	By: /s/ Joel S. Hatlen Joel S. Hatlen Vice President Chief Operating and Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.0	Press Release: Data I/O Reports Second Quarter 2019 Results

Joel Hatlen	Darrow Associates, Inc.
Chief Operating and Financial Officer	Jordan Darrow
Data I/O Corporation 6645 185th Ave. NE, Suite 100	(512) 551-9296 jdarrow@darrowir.com
Redmond, WA 98052
(425) 881-6444

Data I/O Reports Second Quarter 2019 Results

Redmond, WA, Thursday – August 1, 2019 -- Data I/O Corporation (NASDAQ: DAIO), the leading global provider of advanced data and security programming solutions for flash, flash-memory based intelligent devices and microcontrollers, today announced financial results for the second quarter ended June 30, 2019.

Second Quarter 2019 Highlights

•         Net sales of $5.8 million; bookings of $5.1 million

•         Gross margin as a percentage of sales of over 61%

•         Net income of $127,000 or $0.02 diluted earnings per share

•         Adjusted earnings before interest, taxes, depreciation and amortization (EBITDA)*, excluding equity compensation, of $728,000

•         Cash & Equivalents of $15.2 million; no debt

•         Repurchased 188,000 shares as part of a $2 million buyback program authorized in October 2018

•         Automotive electronics, advanced programming and secure provisioning leadership

o   Automotive represented 56% of bookings year to date through 2Q19

o   Appointed Michael Tidwell as Vice President of Marketing and Business Development

o   Added Assembly Products LLC to expand sales in New York/New England region of USA

o   Embedded Technologies Conference speaking engagements included Managed & Secure Programming for the Automotive World

o   Announced support for NXP SE050 Secure Element; the fourth NXP product supported by the SentriX®™ platform

*Adjusted EBITDA is a non-GAAP financial measure.  A reconciliation is provided in the tables of this press release.

Management Comments

Commenting on the second quarter ended June 30, 2019, Anthony Ambrose, President and CEO of Data I/O Corporation, said, “The global market for programming capital equipment in the second quarter remained in the down cycle that began last year.  Automotive sales declines, semiconductor cyclicality and global supply chain uncertainty are headwinds to the deployment of capital right now, and we are adjusting our planned 2019 spending and targets accordingly. Similar to the first quarter of this year, our performance in the second quarter reflects our disciplined and effective management practices.  Margin strength and expense controls led to improved earnings on lower revenue as compared to the first quarter.  As we invest and plan for the next upward cycle, we took the opportunity to return cash to shareholders through the continuation of our stock buyback.

“The long-term catalysts for our business continue to be the secular growth of electronic content in automobiles and IoT devices, and the increasing need to secure these platforms.  We continued to invest in market development and R&D in the second quarter at a robust level even as discretionary and variable expenses declined compared to the first quarter and the prior year period.

“The investments we have been making include our SentriX platform for IoT security.  Revenue adoption remains lower than we originally planned due to the longer time required for security provisioning to be designed into OEM production models.  Despite the longer adoption cycle, we remain bullish on the market opportunity and our position in this emerging market.   The 5th SentriX system was brought online in Europe in the second quarter.”

Financial Results

Net sales in the second quarter of 2019 were $5.8 million, as compared with $7.2 million in the second quarter of 2018.  The year-over-year decline in sales was a result of a cyclical downtrend in the industry that began at the end of 2017.

For the 2019 second quarter, gross margin as a percentage of sales was 61.4%, as compared to 59.0% in the second quarter of 2018.  The second quarter 2019 level exceeded the higher end of the Company’s anticipated 2019 target due to a favorable product mix and variances, primarily labor and overhead as well as foreign currency effects.

Total operating expenses in the second quarter of 2019 were $3.5 million, down from $4.0 million in the 2018 period.  Spending declined across the board with the most significant reductions due to lower variable incentive compensation accrual and stock compensation. Data I/O continues to support its industry leading platform of programming and provision solutions while emphasizing ongoing expense management practices.

Operating income was $75,000 for the second quarter of 2019, down from $246,000 for the second quarter of 2018. Net income in the second quarter of 2019 was $127,000, or $0.02 per diluted share, compared with net income of $486,000, or $0.06 per diluted share, in the second quarter of 2018.  Included in net income is foreign currency transaction gains of $69,000 for the second quarter of 2019 and $269,000 for the same period of the prior year.

Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”) was $364,000 in the second quarter of 2019, compared to $796,000 in the second quarter of 2018.  Adjusted EBITDA, excluding equity compensation, was $728,000 in the second quarter of 2019, compared to $1.3 million in the second quarter of 2018.

Bookings in the second quarter of 2019 were $5.1 million, compared to $7.2 million in the second quarter of 2018 and $6.2 million in the first quarter of 2019.  Backlog at June 30, 2019 was $1.4 million, as compared with $2.0 million at March 31, 2019.

Data I/O’s financial condition remains strong with cash of $15.2 million at June 30, 2019, up from $14.8 million at March 31, 2019.  During the second quarter, approximately $908,000 was used to buyback common stock.  The Company had net working capital of $19.5 million at June 30, 2019, down from $20.4 million at March 31, 2019, which reflects the cash spent on the share repurchase.   The Company continues to have no debt.

Conference Call Information

A conference call discussing the second quarter ended June 30, 2019, financial results will follow this release today at 2 p.m. Pacific Time/5 p.m. Eastern Time.  To listen to the conference call, please dial 412-902-6510.  A replay will be made available approximately one hour after the conclusion of the call.  To access the replay, please dial 412-317-0088, access code 10133624.  The conference call will also be simultaneously webcast over the Internet; visit the News and Events section of the Data I/O Corporation website at dataio.com to access the call from the site.  This webcast will be recorded and available for replay on the Data I/O Corporation website approximately one hour after the conclusion of the conference call.

About Data I/O Corporation

Since 1972 Data I/O has developed innovative solutions to enable the design and manufacture of electronic products for automotive, Internet-of-Things, medical, wireless, consumer electronics, industrial controls and other markets. Today, our customers use Data I/O security deployment and programming solutions to reliably, securely, and cost-effectively bring innovative new products to life. These solutions are backed by a global network of Data I/O support and service professionals, assuring success for our customers.

Learn more at dataio.com

Forward Looking Statement and Non-GAAP financial measures

Statements in this news release concerning economic outlook, expected revenue, expected margins, expected savings, expected results, orders, deliveries, backlog and financial positions, as well as any other statement that may be construed as a prediction of future performance or events are forward-looking statements which involve known and unknown risks, uncertainties and other factors which may cause actual results to differ materially from those expressed or implied by such statements.  These factors include uncertainties as to the ability to record revenues based upon the timing of product deliveries, installations and acceptance, accrual of expenses, changes in economic conditions and other risks including those described in the Company's filings on Forms 10K and 10Q with the Securities and Exchange Commission (SEC), press releases and other communications.

Non-GAAP financial measures, such as EBITDA and Adjusted EBITDA excluding equity compensation, should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.  We believe that these non-GAAP financial measures provide meaningful supplemental information regarding the Company’s results and facilitate the comparison of results.

-          tables follow   -

DATA I/O CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018

Net Sales	$5,834	$7,204	$11,892	$14,834
Cost of goods sold	2,250	2,955	4,623	6,169
Gross margin	3,584	4,249	7,269	8,665
Operating expenses:
Research and development	1,680	1,845	3,361	3,724
Selling, general and administrative	1,829	2,158	3,803	4,351
Total operating expenses	3,509	4,003	7,164	8,075
Operating income	75	246	105	590
Non-operating income:
Interest income	10	9	22	16
Gain on sale of assets	-	4	60	4
Foreign currency transaction gain (loss)	69	269	(36)	93
Total non-operating income	79	282	46	113
Income before income taxes	154	528	151	703
Income tax (expense) benefit	(27)	(42)	2	(87)
Net income	$127	$486	$153	$616

Basic earnings per share	$0.02	$0.06	$0.02	$0.07
Diluted earnings per share	$0.02	$0.06	$0.02	$0.07
Weighted-average basic shares	8,257	8,356	8,280	8,321
Weighted-average diluted shares	8,332	8,500	8,375	8,521

DATA I/O CORPORATION

CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

(UNAUDITED)

	June 30, 2019	December 31, 2018

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$15,165	$18,343
Trade accounts receivable, net of allowance for
doubtful accounts of $72 and $75, respectively	3,812	3,771
Inventories	5,218	5,185
Other current assets	618	621
TOTAL CURRENT ASSETS	24,813	27,920

Property, plant and equipment – net	1,953	1,985
Income tax receivable	640	598
Other assets	2,284	220
TOTAL ASSETS	$29,690	$30,723

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$1,006	$1,755
Accrued compensation	1,415	2,872
Deferred revenue	1,365	1,392
Other accrued liabilities	1,451	789
Income taxes payable	35	47
TOTAL CURRENT LIABILITIES	5,272	6,855

Operating lease liabilities	1,532	-
Long-term other payables	157	511

COMMITMENTS	-	-

STOCKHOLDERS’ EQUITY
Preferred stock -
Authorized, 5,000,000 shares, including
200,000 shares of Series A Junior Participating
Issued and outstanding, none	-	-
Common stock, at stated value -
Authorized, 30,000,000 shares
Issued and outstanding, 8,261,702 shares as of June 30,
2019 and 8,338,628 shares as of December 31, 2018	18,463	19,254
Accumulated earnings	3,848	3,695
Accumulated other comprehensive income	418	408
TOTAL STOCKHOLDERS’ EQUITY	22,729	23,357
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$29,690	$30,723

DATA I/O CORPORATION

NON-GAAP FINANCIAL MEASURE RECONCILIATION

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
(in thousands)
Net Income	$127	$486	$153	$616
Interest (income)	(10)	(9)	(22)	(16)
Taxes	27	42	(2)	87
Depreciation and amortization	220	277	424	506
EBITDA earnings	$364	$796	$553	$1,193

Equity compensation	364	473	650	650
Adjusted EBITDA earnings,
excluding equity compensation	$728	$1,269	$1,203	$1,843